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                                                                    EXHIBIT 99.5

                      [THOMAS WEISEL PARTNERS LETTERHEAD]


                     CONSENT OF THOMAS WEISEL PARTNERS LLC

We hereby consent to the use of our name and the inclusion of our opinion letter, dated March 20, 2004, as Annex C to, and the reference thereto under "Summary of the Joint Proxy Statement/Prospectus," "The Merger--Axon's Reasons for the First Merger" and "The Merger--Opinion of Axon's Financial Advisor" in, the Joint Proxy Statement/Prospectus of Molecular Devices Corporation and Axon Instruments, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Molecular Devices Corporation. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ Jack Helfand
---------------------------------
Jack Helfand
Associate General Counsel
THOMAS WEISEL PARTNERS LLC
April 27, 2004